ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made this
16th day of May, 1995, by and between Cerenex Financial A.V.V., an Aruban corporation, having an office at Orangestadt, Aruba
("Buyer"), and Fischer-Watt Gold Company, Inc., a Nevada corporation with offices at 1410 Cherrywood Drive, Coeur d'Alene, Idaho 83814 ("Fischer");

WITNESSES:

     WHEREAS, Fischer has previously entered into that certain Mining Venture Agreement (the "Venture Agreement") with Kennecott Exploration Company ("Kennecott"), a copy of which is attached as Exhibit A, relating to those certain mineral concessions in the Municipality of Minas de Oro, Department of Comayagua, Honduras, a more complete description of which is attached as Exhibit B (the "Properties");

     WHEREAS, subject to the Venture Agreement, title to the Properties is held in the name of Minerales Kennecott de Honduras
S.A., ("MKH") a Honduran corporation and an affiliate of Kennecott;

     WHEREAS, Tombstone Explorations Co. Ltd. ("Tombstone") and Fischer have previously entered into that certain Letter Agreement dated February 28, 1995, wherein Tombstone has expressed the desire to acquire the interests of Fischer and its subsidiaries in the Venture Agreement, the Properties and any legal or beneficial royalties it may hold pursuant thereto and Fischer has expressed the desire to sell such interest and, in connection therewith Tombstone has arranged for Buyer to enter into this Agreement;

     NOW THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

A.   REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Fischer the following matters as of the date hereof, and as of the date of the Closing (as hereinafter defined):

     (a) Organization of Buyer. Buyer is a wholly-owned subsidiary of Tombstone and is a corporation duly incorporated, validly existing and in good standing under the laws of Aruba and has all necessary corporate power to undertake the transactions contemplated by to this Agreement;

      (b) Corporate Authorization of Buyer. Buyer has taken all necessary corporate actions to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein; and

      (c) Valid and Binding Agreement. This Agreement when executed and delivered by Buyer, is valid and binding upon Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity. The consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time or both, result in any material breach of any provision of applicable law or the provisions of any order of any court or other agency of government, the constating documents of Buyer, or any agreement or other instrument to which Buyer is a party or by which it is bound.

2. Representations and Warranties of Fischer. Fischer hereby represents and warrants to Buyer the following matters as of the date hereof and as of the date of Closing:

     (a) Organization of Fischer. Fischer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate power to undertake the transactions contemplated by this Agreement;

     (b) Valid and Binding Agreement. This Agreement, when executed and delivered by Fischer, is valid and binding upon Fischer and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity. Subject to obtaining the consents referred to in E.1.c and F (the "Consents"), the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time or both, require any consent under or result in any material breach of any provision of applicable law or the provisions of any order of any court or other agency of government, the Articles of Incorporation or By-laws of Fischer, or any contract, license, lease, permit or other instrument to which Fischer is a party or by which it is bound or result in the creation of any lien, charge or encumbrance pursuant to any of the foregoing;

     (c) Corporation Authorization. Fischer has taken all corporate actions required by law, its Articles of Incorporation, By-laws or otherwise to authorize the execution and delivery of this Agreement and all other documents contemplated by this Agreement to be executed by Fischer, and to undertake the transactions contemplated herein;

     (d) Compliance with Applicable Law. To the best of the knowledge of Fischer, there are no material violations or alleged material violations of any applicable zoning, regulatory, statutory, employment, environmental or other laws, orders, regulations or requirements relating to the Properties;

     (e) Status of Properties. Fischer will convey to Buyer at the Closing, title to the Interest (as hereinafter defined) free and clear of all liens, mortgages, security interests, charges, encumbrances, exceptions, demands or adverse claims of any nature whatsoever, other than the interests of Kennecott and MKH pursuant to the terms and conditions of the Venture Agreement, and if valid and enforceable, that certain personal contract agreement between Fischer and Begeyge Minera Ltd. dated June 13, 1990, a copy of which is attached as Exhibit B-1 (the "Begeyge Contract") (collectively, the "Permitted Exceptions");

     (f) Material Contracts. To the best of the knowledge of Fischer, except for the contracts set forth on Exhibit C and the Begeyge Contract, there are no contracts, agreements, understandings or undertakings of any nature whatsoever relating to the Properties, the Venture Agreement or the "Assets" as defined in the Venture Agreement (the "Assets");

     (g) Authority. Subject to obtaining the Consents, Fischer has the legal right and authority to enter into this Agreement and to perform its obligations under this Agreement;

     (h) Ownership of the Interests. Fischer is the sole registered and beneficial owner of the Interests and has good and marketable title to the Interests, free and clear of all liens, mortgages, security interests, charges, assignments and encumbrances, demands or adverse claims of any kind whatsoever, except for the Permitted Exceptions;

     (i) Consents. Except for the Consents, Fischer is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no consents, waivers, permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, departmental, municipal or local government or governmental agency, board, commission or authority are required to be obtained by Fischer in connection with the execution, delivery or performance by Fischer of this Agreement or the completion of any of the transactions contemplated herein;

     (j) Right to Properties and Assets. Fischer has taken no action that will prevent or limit Buyer from obtaining the full benefit of the Properties or the Assets and to the best of the knowledge of Fischer no person other than Tombstone, Buyer, Fischer, Kennecott and MKH has any right, present or future, contingent or absolute,to the Assets or the Properties;

     (k) Legal Matters. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Fischer) pending or, to the best of the knowledge of Fischer, threatened, at law or in equity, before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Interests, the Properties or the Assets, and to the knowledge of Fischer, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (l) Description of Properties. The Properties are accurately described on Schedule B;

     (m) Licences and Permits. To the best of the knowledge of Fischer, Kennecott and MKH hold all licences, permits and operating authorities as may be requisite for carrying on their business and operations in connection with the Properties, such licenses, permits and operating authorities are in good standing and the business and operations of Kennecott, MKH and Fischer have been conducted in full compliance with such licences, permits and operating authorities;

     (n) Compliance. Fischer, and to the best of the knowledge of Fischer, Kennecott and MKH have prepared and filed all reports, information returns and other documentation required to be filed by them in respect of the Properties, have paid all taxes, rates, assessments and governmental fees, charges or dues lawfully levied (collectively, "Taxes"), against or imposed against Kennecott, MKH and Fischer in respect of the Properties and the Properties are in good standing;

     (o) Disclosure. None of the representations, warranties or statements of Fischer contained in this agreement contain any untrue statement or fact or omit to state any fact necessary in order to make any such representations, warranties or statements not misleading and all information relating to the Properties which is known to Fischer and which may be material to purchase for value of the Interest, the Properties and the Assets has been disclosed to Buyer and any such information becoming known to Fischer before or at the Closing will forthwith be disclosed to Buyer; and

     (p) Note. The Note (as hereinafter defined) was validly created and issued by Fischer and is valid and enforceable .

B.   SALE AND PURCHASE

1. Sale and Purchase. Subject to the terms and conditions contained herein and to the satisfaction or waiver of the conditions precedent, Fischer hereby agrees to sell, deliver, convey, assign and transfer to Buyer and Buyer agrees to purchase, at Closing, all of Fischer's right, title and interest in and to the Venture Agreement including all of its Participating Interest and the Assets, as described therein(collectively, the "Interests").

C.   PURCHASE PRICE

1.   Purchase Price.  The purchase price for the Interests (the
"Purchase Price") shall consist of the following payments and deliveries that Buyer agrees to cause to be paid and delivered to
Fischer:

     (a) Cash Payment. At the Closing, Buyer shall make a cash payment to Fischer in the amount of US$150,000, which payment shall be made by certified cheque or bank draft or wire transfer in immediately available funds to an account designated by Fischer in the United States or Honduras; and

     (b) Note. At the Closing, Buyer shall deliver or cause to be delivered to Fischer for cancellation that certain Promissory Note dated March 25, 1992, in the original principal amount of $500,000 (the "Note"), granted by Fischer to Kennecott, a copy of which is attached as Exhibit D.

Within 60 days following the date of Closing, Buyer shall deliver to Fischer a duly executed and recorded release of that certain
Deed of Trust, Assignment, Security Agreement and Financing
Statement, in favour of First American Title Insurance Company (San Bernardino office) as trustee and Kennecott as beneficiary.

D.   CONDITIONS TO CLOSING

     The Closing is subject to the following conditions:

1.   Conditions to Obligations of Fischer.  The obligation of
Fischer to complete the purchase and sale contemplated hereby is subject to the conditions that:

     (a) Buyer has executed and delivered the instruments and certificates to be executed and delivered by it as described in Section E.2. below;

     (b) Buyer shall not be a party to, or be threatened by, any litigation, claim or proceeding of whatever type or description relating to this Agreement or the transactions contemplated herein, which seeks to restrain, prohibit, or otherwise challenge this Agreement or the transactions contemplated herein, or which in the reasonable judgment of Fischer would materially affect the desirability of carrying out this Agreement;

     (c) Buyer shall have made all filings and taken all actions with, and obtained all consents and approvals of, all governmental authorities or other third persons required in connection with the execution, delivery and performance of this Agreement, including without limitation, approval of The Toronto Stock Exchange, or shall have provided evidence that such approval is unnecessary; and

     (d) Fischer shall have received prior written consent of Kennecott, as required under Section 15.2 of the Venture Agreement.

2. Conditions to Obligations of Buyer. The obligation of Buyer to complete the purchase and sale contemplated by this Agreement is subject to the conditions that:

     (a) Fischer has delivered to Buyer originally executed copies of the opinions, instruments and certificates to be executed and delivered by it as described in Section E.1. below;

     (b) Fischer shall not be a party to, or be threatened by, any litigation, claim or proceeding of whatever type or description relating to this Agreement or the transactions contemplated herein, which seeks to restrain, prohibit, or otherwise challenge this Agreement or the transactions contemplated herein, or which in the reasonable judgment of Buyer would materially affect the desirability of carrying out this Agreement;

     (c) Buyer has reached agreement with Kennecott and MKH relating to the acquisition of Kennecott's and MKH's interests in the Properties; and

     (d) Tombstone and Buyer shall have received the approval by all regulatory authorities having jurisdiction over it or the Interests including, without limitation, approval of The Toronto Stock Exchange.

E.   CLOSING

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 5:00 p.m. on May 16, 1995, at the offices of Jones & Keller, P.C. 1625 Broadway, Suite 1600 Denver,
Colorado 80202. At the Closing, the parties shall make the following deliveries:

1. Deliveries by Fischer. Fischer shall deliver to Buyer the following:

     (a) a certificate, substantially in the form set forth on Exhibit E, from a corporate officer of Fischer to the effect that the representations and warranties with respect to Fischer set forth in Section A-2 are, to the best of such officer's knowledge, true and correct in all material respects;

     (b) an executed and notarized Assignment and Assumption of Venture Agreement, Participating Interests and Assets substantially in the form of Exhibit F;

     (c)  evidence of consent from Kennecott as required under
          Section 15.2 of the Venture Agreement in form and content acceptable to Buyer which Fischer shall use reasonable efforts to obtain, provided, however, that the failure to obtain the same shall not be a default of Fischer;

     (d) an opinion of Jones & Keller, legal counsel to Fischer in form and substance satisfactory to Buyer; and

     (e) such other instruments and agreements as may be reasonably required to effect the transactions contemplated herein, and as may reasonably be requested by counsel to Buyer.

2.   Deliveries by Buyer.  Buyer shall deliver the following to
Fischer:

     (a) a certificate, substantially in the form set forth on Exhibit G, from a corporate officer of Buyer to the effect that the representations and warranties set forth in Section A-1 are, to the best of his knowledge, true and correct in all material respects;

     (b) a certified cheque or bank draft or wire transfer evidence of immediately available funds to an account designated by Fischer in the amount of US$150,000;

     (c) an executed and notarized Assignment and Assumption of Venture Agreement and Assets substantially in the form of Exhibit F;

     (d)  the Note marked "cancelled"; and

     (e) such other instruments and agreements as may be reasonably required to effect the transactions contemplated herein, and as may reasonably be requested by counsel to Fischer.

F.   GOVERNMENTAL CONSENTS

From the date of this Agreement to the Closing and thereafter, Fischer and Buyer shall use reasonable efforts to obtain the approval of the appropriate governmental authorities in Honduras for the transfer of the Properties to Buyer or its nominee/assignee.

G.   ALLOCATIONS

Fischer shall be responsible for all property taxes and assessments with respect to the Properties, royalty payments to third parties, and other similar costs and obligations arising with respect to the Venture Agreement and Properties allocable to the period prior to Closing and for which it is liable pursuant to the terms of the Venture Agreement and Buyers shall be responsible for such costs allocable to the period after the Closing.

H.   RELEASE

From and after the Closing, Buyer shall be solely responsible for the Properties and for the enforceable obligations in the Venture Agreement and for the Participating Interests and shall assume all enforceable obligations and duties of Fischer with respect thereto. Buyer hereby releases Fischer from any and all obligations with respect to the Interests acquired pursuant to this Agreement, except as set forth in this Agreement.

I.   TERMINATION

     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing upon the following:

     1.   by both parties, upon their mutual written consent;

     2. by either party, if the Closing has not occurred prior to 5:00 pm, Salt Lake City time, May 16, 1995, unless the parties have agreed to extend such date;

     3. by either party, if there shall have been entered a final, non-appealable order or injunction by any governmental entity of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby, or any of them; or

     4. by Fischer upon written notice to Buyer, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement which has not been cured within five business days after receipt of such notice; or

     5. by Buyer upon written notice to Fischer, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Kennecott set forth in this Agreement which has not been cured within five business days after the receipt of such notice; or

     6. by Buyer, if Kennecott has not given the consent to transfer as required in Section 15.2 of the Venture Agreement it being recognized that neither party shall have any liability for the failure to obtain such consent.

     In the event of a termination of this Agreement pursuant to this paragraph, this Agreement shall thereafter become void and shall have no force and effect, and there shall be no obligation or liability hereunder on the part of any party, except (i) to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which event the parties shall retain such legal or equitable remedies as they may enjoy; and (ii) the parties shall each pay their own expenses incidental to the preparation and revision of this Agreement, and all accounting fees and expenses incurred in connection with the transactions contemplated by this Agreement.

J.   CONFIDENTIALITY

1. For a term of one year after the Closing, the terms of this Agreement and any information regarding the Properties shall not be disclosed by Fischer to any third party or to the public without prior consent of the Buyer, which consent shall not be unreasonably withheld.

2. The consent required by this Section shall not apply to a disclosure:

     (a) by a party to a potential successor by sale (or other conveyance of rights) or consolidation or merger, or to a proposed joint venturer or partner in a joint venture or partnership in which such party may become a participating partner or venturer;

     (b) to a consultant, contractor or subcontractor that has a bona fide need to be informed;

     (c)  to a bank or other potential source of financing;

     (d) to a court, governmental agency or to the public if the disclosing party is advised by counsel that disclosure is required by pertinent law, regulation, rule, order or the rules of any stock exchange; or

     (e) to Kennecott in connection with obtaining the consent of Kennecott as required in Section E.l.(c) above.

3. In any case to which Section J.2 is applicable, the disclosing party shall use reasonable commercial efforts to obtain reasonable confidentiality protections as generally obtained with respect to the disclosing party's own similar information.

K.   INDEMNITIES

     Fischer hereby agrees to indemnify and save Buyer harmless from and against any and all claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against Buyer or which Buyer may suffer or incur as a result of, in respect of or arising out of:

     (a) any non-performance or non-fulfilment of any covenant or agreement of Fischer contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

     (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by Fischer contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

     (c) all tax rates, assessments and government fees, charges or dues lawfully levied against or imposed in respect of the Properties and related to Fischer that may give rise to a lien or encumbrance on the Properties ("Taxes") and all penalties, fines and interest related to Taxes, payable to any Honduran governmental authority, in any jurisdiction whatsoever and imposed on or payable by Buyer in respect of the Properties for any taxable year or period that ends on or before the Closing and, with respect to any taxable year or period beginning before and ending after the Closing, the portion of such Taxes relating to such taxable year or period ending on the Closing and including, without limitation, any and all Taxes which may be imposed on Buyer in connection with the transactions contemplated by this Agreement; and

     (d) all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to or in respect of the foregoing.

L.   REMEDIES

1. In addition to all other remedies contemplated by this Agreement, each party shall have all remedies provided at law or in equity with respect to the obligations hereunder including the remedy of specific performance.

2. Limitation of Liability. In no event shall the liability of Fischer, for any default of breach of this Agreement, exceed the amount of the Purchase Price, plus reasonable attorney's fees and expenses.

3. Causes of Action. No claim, action, demand or cause of action, however characterized, arising hereunder shall be valid unless the same is brought within two years after the Closing.

M.   ASSET PURCHASE AGREEMENT

     The parties intend this to be an asset purchase and sale and transfer and assumption of leases and contracts only. None of Fischer' employees, labor contracts, pension benefit obligations or related employee benefit arrangements, are being acquired by Buyer under this Agreement.

N.   GENERAL

1. Waiver, Remedies. No failure on the part of any party to exercise, and no delay in exercising a right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege, and no waiver whatever shall be valid, unless in writing signed by the other party or parties to be charged and then only to the extent specifically set forth in such writing.

     All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded to the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

2. Notices. Any notice required or permitted under this Agreement shall be in writing and sufficient if delivered personally, sent by facsimile or mailed by registered or certified mail, postage prepaid, and return receipt requested, addressed to the appropriate recipient as set forth above, or at such other address as the recipient shall designate by written notice, as herein provided, from time to time, as well as to the following persons:

     If to Tombstone or Buyer:

     Tombstone Explorations Co. Ltd.
     c/o Richard Clark, President
     1351 - 409 Granville Street
     Vancouver, B.C.  V6C 1T2
     CANADA
     Facsimile: 682-1514

     With a copy to:

     Bull, Housser & Tupper
     3000 - 1055 West Georgia Street
     Vancouver, B.C.  V6E 3R3
     CANADA
     Attention: Peter J. O'Callaghan
     Facsimile: (604) 641-4949

     If to Fischer:

     Fischer-Watt Gold Company, Inc.
     1410 Cherrywood Drive
     Coeur d'Alene, Idaho  83814
     U.S.A.
     Attention:  Mr. George Beattie
     Facsimile: (208) 667-6516

     with a copy to:

     Jones & Keller, P.C.
     1625 Broadway, Suite 1600
     Denver, Colorado  80202
     Attention: Clifford R. Pearl
     Facsimile: (303) 893-6506

Any notice which is personally delivered shall be deemed effective upon the date of delivery (or refusal to accept delivery) as indicated on the return receipt; any notice sent by facsimile shall be deemed to be provided on the date of transmission if sent during normal business hours of the recipient and, if not, on the next business day thereafter; and if mailed, on the seventh business day after mailing.

3. Waivers, Strict Performance. The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the party's right thereafter to enforce any provision or exercise any right.

4. Assignment. Prior to Closing, this Agreement may not be assigned by any party without the written consent of the other parties, and any attempt to assign this Agreement or delegate performance hereunder without such consent shall be void.

5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the British Columbia, Canada, excluding any conflict of law provisions that would require the application of the laws of any other jurisdiction.

6. Costs and Expenses. Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement including, without limitation, all fees and expenses of counsel. Buyer shall be responsible for and shall timely pay all recording and other fees in connection with the conveyance of the Property.

7. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same instrument.

8. Survival. The terms and conditions, representations and warranties and covenants and agreements of the parties shall survive the Closing and shall continue for a period of two years thereafter.

9.   Binding on Parties.   Nothing expressed or implied in this
Agreement is intended by the parties or shall be construed to confer upon or to give to any person or entity other than the parties to this Agreement or their successors or assigns any rights or remedies under or by reason of this Agreement.

10. Force Majeure. Neither party shall be liable to any other party for its failure to perform any of its obligations under this Agreement during any period in which performance is prevented, in whole or part, by any other cause beyond a parties reasonable control, except for the party's inability to meet financial commitments. If a party invokes its rights under this Section, the time for discharging its obligations with respect to the prevented performance shall be extended for the period of the prevented performance.

11. Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

12. Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

13. Broker. No person acting on behalf of Fischer or under the authority of Fischer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated by this Agreement;

14. Further Assurances. Buyer and Fischer shall execute, acknowledge, if necessary, and deliver such documents, certificates or other instruments and shall take such other action as either shall reasonably require from time to time to complete the transactions contemplated hereby or as otherwise may be reasonably requested to carry out the intents and purposes of this Agreement. If at any time after the date of Closing, Buyer shall consider or be advised that any further assignment and conveyances are reasonably necessary to vest, perfect, confirm or record in Buyer the title or other appropriate right to any of the Properties, or otherwise to carry out the provisions hereof, Fischer, through its proper officers and directors, shall execute and deliver any and an proper assignments, and do all things reasonably necessary to vest, perfect or confirm the title or other right to any of the Properties in Buyer and otherwise to carry out the provisions hereof.

15.  Incorporation of Exhibits.  All Exhibits attached to this
Agreement are incorporated herein as though fully set forth.

16. Entire Agreement. This Agreement, and the agreements delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, letters of intent, representations and understandings of the parties in connection with the transaction contemplated hereby, including without limitation, that certain Letter Agreement dated February 28, 1995. No supplement modification or amendment shall be binding unless executing in writing by both parties.


     IN WITNESS WHEREOF, the parties hereto have signed or caused this Agreement to be signed in their respective corporate names as of the day and date first above written.


FISCHER-WATT GOLD COMPANY, INC.


By:  Gerald D. Helgeson
     (Signature)
Its: Secretary



CERENEX FINANCIAL A.V.V.


By:  Richard P. Clark
     (Signature)
Its: President